410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Record First Quarter Fiscal 2016 Results

CHICAGO-(December 4, 2015)-Oil-Dri Corporation of America (NYSE: ODC) today announced income for the first quarter of fiscal 2016 of $5,423,000, or $0.75 of diluted earnings per share, compared to net income of $2,120,000, or $0.30 of diluted earnings per share, in the same quarter of the prior year. Net sales in the quarter of $67,795,000 increased by 3% compared to net sales of $66,044,000 in the same quarter of the prior year. Quarterly income was a record high for the second consecutive quarter.

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “Results from the first quarter were exceptional. All facets of the business contributed to the record results. Gross profit margins expanded due to increased sales of high value products, particularly Cat’s Pride Fresh & Light litters, Agsorb agricultural carriers and Pure-Flo fluids purification products. It is powerful to see that the areas of our business that we have been focusing on over the past several years have begun to consistently contribute to our success.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

SEGMENT REVIEW

BUSINESS TO BUSINESS

First Quarter Results
	Three Month Period
	August 1 - October 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$25,821,000	$23,648,000	9%
Segment Income	$9,169,000	$6,871,000	33%

Net sales of our Agsorb agricultural chemical carrier products, including our Verge engineered granules, increased approximately 38%. Net sales of Pure-Flo and Ultra-Clear fluids purification products to petroleum oil and edible oil processors rose approximately 3%.

Segment income improved approximately 33% due to the higher sales and lower natural gas, freight and packaging costs.

RETAIL AND WHOLESALE

First Quarter Results
	Three Month Period
	August 1 - October 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$41,974,000	$42,396,000	-1%
Segment Income	$5,402,000	$886,000	510%

The increase in sales of lightweight litter products, both branded and private label, was offset by lower sales of our traditional litter products and sales by our foreign subsidiaries. Sales of our floor absorbent products were up 1% compared to the first quarter of fiscal 2015.

Segment income improved due to a favorable product sales mix, lower natural gas, freight and packaging costs and reduced advertising and trade spending expenses.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FINANCIAL REVIEW

Cash, cash equivalents, restricted cash and short-term investments at October 31, 2015 totaled $24,401,000 compared to $22,328,000 at the end of fiscal 2015.

Cash provided by operating activities was $8,516,000 for the first quarter of fiscal 2016, which was $6,768,000 higher than the $1,748,000 for the same quarter of the prior year, due to higher net income in the first quarter of fiscal 2016 and overall positive changes in working capital.

Capital expenditures for the first quarter totaled $1,765,000, which was $1,174,000 less than depreciation and amortization of $2,939,000. By comparison, capital expenditures totaled $5,717,000 in the same quarter of the prior year.

On October 15, 2015, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.21 per share of outstanding Common Stock and $0.1575 per share of outstanding Class B Stock. The dividends were paid on December 4, 2015, to stockholders of record at the close of business on November 20, 2015. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for the past twelve years. At the end of the first quarter, the annualized dividend yield on the Company’s Common Stock was 2.7%, based on the closing stock price on October 30, 2015 of $31.38 per share and the latest quarterly cash dividend of $0.21 per share.

LOOKING FORWARD

President and Chief Executive Officer Daniel Jaffee continued, “Looking forward, we will continue to focus on supporting and expanding our high value product lines.

“Lightweight litter is becoming increasingly popular among consumers. According to third party market research data, the cat litter category grew 3.4% in the twelve week period ending October 11, 2015, driven by the 108% growth in the Lightweight Scoopable segment. Lightweight Scoopable litter represents 14.2% of the litter category and 17.7% of the Scoopable segment and was up over 118% during the 52 week period ending October 11, 2015. Private Label Lightweight represents 1.8% of the Lightweight Scoopable segment as of October 11, 2015, up 0.5% over the prior month and Oil-Dri’s share is growing.

“We are planning to roll out a new premium Cat’s Pride Fresh & Light Ultimate Care cat litter product. This will involve a significant increase in our spending for advertising and trade promotions in the second half of fiscal year 2016. The new product is expected to start shipping in January.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

“On the Business to Business side, we are excited that our Amlan animal health business has introduced two new products, Varium, a growth promoter for broilers, and NeoPrime, an intestinal health and immunity primer for piglets. Registration of these products in target countries is on-going. Also, demand for Verge engineered granules has reached an all-time high.

“Given the needs of our expanding businesses, we expect capital expenditures to be higher for the remainder of fiscal year 2016.

“We are looking forward to hopefully seeing many of our stockholders at our Annual Stockholders Meeting on December 8, 2015.”

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty, industrial and automotive markets and is a leading manufacturer of cat litter.

The Company will offer a live webcast of the first quarter earnings teleconference on Monday, December 7, 2015 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

The Company will host its 2015 Annual Meeting of Stockholders on Tuesday, December 8, 2015 starting at 9:30 am, Central Time. The meeting will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. The record date for voting eligibility at the Annual Meeting was October 13, 2015.

“Oil-Dri,” “Cat’s Pride,” “Fresh & Light,” “Agsorb,” “Pure-Flo,” “Verge” and “Ultra-Clear” are registered trademarks of Oil-Dri Corporation of America. “Fresh & Light Ultimate Care,” “Varium,” and “NeoPrime” are trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	First Quarter Ended October 31
	2016	% of Sales	2015	% of Sales
Net Sales	$67,795	100.0%	$66,044	100.0%
Cost of Sales	(47,142)	69.5%	(52,275)	79.2%
Gross Profit	20,653	30.5%	13,769	20.8%
Operating Expenses	(12,877)	19.0%	(10,609)	16%
Operating Income	7,776	11.5%	3,160	4.8%
Interest Expense	(259)	0.4%	(382)	0.6%
Other Income	23	—%	87	0.1%
Income Before Income Taxes	7,540	11.1%	2,865	4.3%
Income Taxes	(2,117)	3.1%	(745)	1.1%
Net Income	$5,423	8.0%	$2,120	3.2%
Net Income Per Share:
Basic Common	$0.82		$0.32
Basic Class B Common	$0.61		$0.24
Diluted	$0.75		$0.30
Average Shares Outstanding:
Basic Common	4,975		4,948
Basic Class B Common	2,037		2,009
Diluted	7,063		7,016

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of October 31
		2016	2015
Current Assets
Cash and Cash Equivalents		$21,011	$8,406
Restricted Cash		—	100
Short-term Investments		3,390	1,901
Accounts Receivable, Net		31,889	31,893
Inventories		21,486	24,332
Prepaid Expenses		8,341	7,729
Total Current Assets		86,117	74,361
Property, Plant and Equipment, Net		78,801	78,212
Other Assets		27,168	28,154
Total Assets		$192,086	$180,727

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,483
Accounts Payable		7,561	5,599
Dividends Payable		1,406	1,313
Accrued Expenses		16,694	15,548
Total Current Liabilities		28,744	25,943
Noncurrent Liabilities
Notes Payable		12,333	15,417
Other Noncurrent Liabilities		35,783	34,020
Total Noncurrent Liabilities		48,116	49,437
Stockholders' Equity		115,226	105,347
Total Liabilities and Stockholders' Equity		$192,086	$180,727

Book Value Per Share Outstanding		$16.43	$15.14

Acquisitions of:
Property, Plant and Equipment	First Quarter	$1,765	$5,717
	Year To Date	$1,765	$5,717
Depreciation and Amortization Charges	First Quarter	$2,939	$2,920
	Year To Date	$2,939	$2,920

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	October 31
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,423	$2,120
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	2,939	2,920
Increase in Accounts Receivable	(414)	(940)
(Increase) Decrease in Inventories	(126)	151
Increase (Decrease) in Accounts Payable	387	(1,632)
Increase (Decrease) in Accrued Expenses	33	(2,000)
Increase in Pension and Postretirement Benefits	432	357
Other	(158)	772
Total Adjustments	3,093	(372)
Net Cash Provided by Operating Activities	8,516	1,748

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(1,765)	(5,717)
Restricted Cash	—	29
Net Dispositions of Investment Securities	(1,200)	740
Other	—	123
Net Cash Used in Investing Activities	(2,965)	(4,825)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,484)	(3,500)
Dividends Paid	(1,377)	(1,311)
Purchase of Treasury Stock	(18)	—
Other	202	25
Net Cash Used in Financing Activities	(4,677)	(4,786)

Effect of exchange rate changes on cash and cash equivalents	(1)	39

Net Increase (Decrease) in Cash and Cash Equivalents	873	(7,824)
Cash and Cash Equivalents, Beginning of Period	20,138	16,230
Cash and Cash Equivalents, End of Period	$21,011	$8,406

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256